                                                                     EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  CHALAB, INC.

                               -------------------

                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts a mandatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                  FIRST: The name of the corporation (hereinafter called the corporation") is

                                  CHALAB, INC.

                  SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

                  To manufacture, prepare, produce, assemble, lease, purchase and otherwise sequire, and to hold, use, rent, exchange, distribute, sell and otherwise dispose of, handle, repair, service, market, store, import, export, deal and trade in and with motors, automobiles, trucks, trailers, buses, vans, wagons, motorcycles, bicycles, and other vehicles of every kind and description, gasolines, fuels, oils, greases, lubricants, anti-freezes, alcohol, kerosene, liquids, solvents, minerals, chemicals, pastes, waxes, paints, varnishes, lacquers, polishes, batteries, tires, tubes, ***, generators, engines, regulators, carburetors, transmissions, cylinders, valves, pistons, rings, fans, brakes, chokes, clutches, spark plugs, ignitions, points, distributors, radiators, heaters, defrosters, filters, wipers, bumpers, hubcaps, lights, jacks, switches, radios, seat covers, mats, rugs and all other automotive and vehicular parts, products, supplies and accessories, and all machinery, equipment, tools, materials, products and merchandise, incidental or related to, or which may be used for or in connection with manufacturing, producing, selling, distributing, operating, repairing, maintaining, cleaning, painting, assembling, equipping, supplying, servicing, parking, storing, hauling, towing, and renting motors of all kinds, automobiles, trucks, trailers, buses, motorcycles, bicycles, and other vehicles of every kind and description.

                  To erect, construct, lease, purchase and otherwise acquire, sell and otherwise dispose of, and to use, hold, equip, outfit, supply, maintain and operate parking lots and buildings, show rooms, retail and wholesale stores and establishments, gasoline stations, garages, vehicular supply and service stations, fuel pumps, storage houses, repair shops, and other structures.

                  To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

                  To engage generally in the real estate business as principal, agent, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work,

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         clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, and in any lawful capacity, such personal property, chattels, chattels real, rights, casements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

                  To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

                  To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                           (a) inventions, devices, formulae, processes and any
                  improvements and modifications thereof:

                           (b) letters patent, patent rights, patented
                  processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognised under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto:

                           (c) franchises, licenses, grants and concessions.

                  To purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any person*** domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

                  To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

                  To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, full or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

                  To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

                  To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.

                  To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partner-ship, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

                  To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

                  To purchase, receive, take, reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

                  To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the *** to be dissolved, wound up, liquidated, merged or consolidated.

                  To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

                  To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, factor, contractor, and in any other lawful capacity either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organisations, and other entitles in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

                  The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Two Hundred (200), all of which are without per value. All such shares are of one class and are Common Stock.

                  No holder of any of the shares of the stock of the corporation, whether now or hereafter authorised and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or
(2) any additional shares of any class to be issued by reason of any increase of the authorised capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

                  FIFTH: The name and the mailing address of the incorporator are as follows:

     NAME                              MAILING ADDRESS
     ----                              ---------------
R.G. Dickerson                      229 South State Street
                                    Dover, Delaware

                  SIXTH: The corporation is to have perpetual existence.

                  SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stock holders or class of stock holders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganisation of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganisation shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the cor-poration for staggered terms pursuant to the provisions of subsection
         (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                  3. Whenever the corporation shall be authorised to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorised to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote, at any meeting of stockholders except as the provisions of paragraph (c)(2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorised shares of said class.

                  NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the *** may be amended and supplemented, indemnify any and all persons whom itself have power to indemnify under said section from and against any and all or the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorised by the laws of the State of Delaware at the time in force may be added or insert-ed in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on June 4, 1975.

                                             /s/ R. G. Dickerson
                                             -----------------------------
                                                 R. G. Dickerson
                                                 Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         CHALAB, INC., a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware ("Corporation "), DOES HEREBY CERTIFY.

         FIRST: That the Board of Directors of the Corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Corporation amend Article FIRST of its Certificate of Incorporation to read as follows:

         FIRST: The name of the corporation (hereinafter called the "corporation ") is

                           CHAMPION LABORATORIES, INC.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 22B of The General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

         FOURTH: Such amendment does not effect any change in the issued shares of the Corporation.

         IN WITNESS WHEREOF, CHALAB, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Dom Monge, its Vice-President, and attested by Andrew G. Pietrini, its Secretary, this 20th day of June, 1975.

                                             CHALAB, INC.

                                             By /s/ Dom Monge
                                                ------------------------------
                                                Dom Monge, Vice-President

ATTEST:

By /s/ Andrew G. Pietrini
   ---------------------------------
   Andrew G. Pietrini, Secretary

STATE OF NEW YORK          )
                           )                 SS.:
COUNTY OF NEW YORK         )

         BE IT REMEMBERED that on this 20th day of June, 1975, personally came before me, a Notary Public in and for the County and State aforesaid, DOM MONGE, Vice-President of Chalab, Inc., a corporation of the State of Delaware, and he duly executed said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

[SEAL]                                     /s/ JOSEPH F. ARRIGO
                                           -----------------------------------
                                           Notary Public

                                           Notary Public, State of New York
                                                      No. 5110465
                                             Qualified in Rochland County
                                           Commission Expires March 30, 1976

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                                 INTERLEE, INC.

                                      INTO

                          CHAMPION LABORATORIES, INC.

                                   * * * * *

         CHAMPION LABORATORIES, INC., a corporation organised and existing under the laws of Delaware,

         DOES HERBY CERTIFY:

         FIRST: That this Corporation was incorporated on the 5th day of June, 1975 pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That this Corporation owns all of the outstanding shares of each class of the stock of INTERLEE, INC. (formerly known as FDI, Inc.), a corporation incorporated on the 23rd day of May, 1974 pursuant to the General Corporation Law of the State of Delaware.

         THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted by a Unanimous Written Consent of the members of the Board of Directors, dated as of the 20th day of November, 1985, and

INC. at any time prior to the date of the filing of the merger with the Secretary of States of Delaware.

         IN WITNESS WHEREOF, said CHAMPION LABORATORIES, INC. has caused this Certificate to be signed by Andrew G. Pietrini, its Executive Vice President, and attested by Joseph F. Arrigo, its Vice President and Assistant Secretary, this 16th day of December, 1985.

(Corporate Seal)                                     CHAMPION LABORATORIES, INC.

ATTEST:                                              By: /s/ Andrew G. Pietrini
                                                     ---------------------------
By: /s/ Joseph F. Arrigo                             Andrew G. Pietrini,
    -----------------------                          Executive Vice President
    Joseph F. Arrigo, Vice
    President and Assistant
    Secretary

  STATE OF DELAWARE
  SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 12/23/1993
  933625102 - 813071

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                           LUBER-FINER, INCORPORATED
                                      INTO
                          CHAMPION LABORATORIES, INC.

         Champion Laboratories, Inc., a Delaware corporation (the
"Corporation"), does hereby certify:

         FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Corporation owns all of the outstanding shares of each class of capital stock of Luber-finer, Incorporated, a Delaware corporation.

         THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 13th day of December, 1993, determined to merge into itself Luber-finer, Incorporated on the conditions set forth in such resolutions:

         RESOLVED: That, effective January 1, 1994, Champion Laboratories, Inc. merge into itself its subsidiary, Luber-finer, Incorporated, and assume all of said subsidiary's liabilities and obligations;

         FURTHER RESOLVED: That the President and the Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolutions to merge said Luber-finer, Incorporated into this corporation and to assume said subsidiary's liabilities and obligations as of January 1, 1994 and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of Kent.

         IN WITNESS WHEREOF, said Champion Laboratories, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Thomas A. Mowatt, its President, and Andrew G. Pietrini, its Secretary, this 13th day of December, 1993.

                                                     CHAMPION LABORATORIES, INC.

                                                 By: /s/ Thomas A. Mowatt
                                                     ---------------------------
                                                     Thomas A. Mowatt, President

ATTEST:

By: /s/ Andrew G. Pietrini
    -----------------------------
    Andrew G. Pietrini, Secretary